UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2011

CCFNB BANCORP, INC.
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA	17815
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code                     (570) 784-4400

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 21, 2011, First Columbia Bank & Trust Co. (the “Bank”), the wholly-owned subsidiary of CCFNB Bancorp, Inc. (the “Company”), entered into an Amendment to Supplemental Executive Retirement Agreement (the “Amendment”) with Jeffrey T. Arnold, Chief Financial Officer of the Company and the Bank.

Under the original terms of the Supplemental Executive Retirement Benefit Agreement dated December 15, 2010 between the Bank and Mr. Arnold, if Mr. Arnold would die before reaching the normal retirement age of 65, a death benefit would be paid to Mr. Arnold’s beneficiary in the amount of any vested benefit.  Pursuant to the Amendment, if Mr. Arnold would die before normal retirement age or after normal retirement age but before commencement of payment of the retirement benefit, or after a change in control but before commencement of payment of the retirement benefit, a specified Split-Dollar death benefit in the amount of $444,000 would be paid to Mr. Arnold’s beneficiary.

The above summary of the amendment is qualified in its entirety to reference to the full text of the Amendment, the form of which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description

10.1	Amendment to Supplemental Executive Retirement Agreement dated December 21, 2011 between First Columbia Bank & Trust Co. and Jeffrey T. Arnold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.

By:	/s/ Lance O. Diehl
Lance O. Diehl, President & Chief Executive Officer

Dated: December 21, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Supplemental Executive Retirement Agreement dated December 21, 2011 between First Columbia Bank & Trust Co. and Jeffrey T. Arnold